EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Rio Bravo Oilfield Services

We have audited the accompanying combined balance sheets of Rio Bravo Oilfield Services (the “Company”), as of December 31, 2014 and 2013, and the related combined statements of operations, comprehensive income (loss), changes in stockholders’ deficit, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company, as of December 31, 2014 and 2013, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note A, the Company will need additional working capital to fund operations. This condition raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note A. The combined financial statements do not include any adjustments that may result from the outcome of this uncertainty.

/s/ Whitley Penn LLP

Houston, Texas

September 15, 2015

F-1

 RIO BRAVO OILFIELD SERVICES, INC.

COMBINED BALANCE SHEETS

(USD in thousands)

	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$180	$2,659
Accounts receivable, net	811	306
Inventories, net	5,126	1,578
Foreign exchange forward contracts	—	18
Prepaid expenses and other current assets	943	1,339

Total current assets	7,060	5,900
Long-term assets:
Property and equipment, net	441	328
Advance payments and deposits	164	160
Total long-term assets	605	488
Total assets	$7,665	$6,388
Liabilities and Stockholder's Deficit
Current liabilities
Accounts payable	$1,788	$463
Accrued personnel costs	205	96
Accrued taxes	9	—
Accrued warranties	8	8
Other accrued expenses	39	27
Bank lines of credit	121	136
Current portion of long-term debt	21	22
Customer advance payments	6,892	7,317
Notes payable to related parties	185	—
Total current liabilities	9,268	8,069

Long-term debt, net of current portion	72	92

Total long-term liabilities	72	92
Total liabilities	9,340	8,161

Commitments and contingencies (Note N)

Stockholders' deficit:
Paid in capital, par value
Rio Bravo Oilfield Services, Inc. common stock $1 par value, 1,000 shares authorized, issued and outstanding	1	1
Rio Bravo Tank De Mexico SA de CV common stock $0 par value, 100 shares authorized, issued and outstanding	—	—
Paid in capital, paid in excess of par	4	4
Accumulated deficit	(1,591)	(1,767)
Accumulated other comprehensive loss	(89)	(11)
Total stockholders' deficit	(1,675)	(1,773)
Total liabilities and stockholders' deficit	$7,665	$6,388

See accompanying notes to combined financial statements.

F-2

 RIO BRAVO OILFIELD SERVICES, INC.

COMBINED STATEMENTS OF OPERATIONS

(USD in thousands, except per share amounts)

	Years Ended December 31,
	2014	2013
Net sales of products	$10,732	$4,262

Cost of products sold	7,918	3,474
Depreciation, productive assets	73	27

Gross profit	2,741	761

Sales, general and administration expenses:
Personnel costs	1,322	867
Professional fees	256	214
Administration, rents	105	70
General expenses	640	558
Depreciation, nonproductive assets	3	—

Total sales, general and administration expenses	2,326	1,709

Operating income (loss)	415	(948)

Other income (expense)
Other income	33	18
Interest expense	(25)	(39)
Total other income (expense)	8	(21)

Net Income (loss) Before Tax	423	(969)

Provision for income taxes	140	120

Net income (loss)	$283	$(1,089)

Per share information
Net income (loss) per common share	$282.61	$(1,089.34)

Weighted average shares outstanding	1,000	1,000

See accompanying notes to combined financial statements.

F-3

RIO BRAVO OILFIELD SERVICES, INC.

COMBINED STATEMENTS OF

COMPREHENSIVE INCOME (LOSS)

(USD in thousands)

	Years Ended December 31,
	2014	2013
Net income (loss)	$283	$(1,089)

Other comprehensive loss:
Foreign currency translation	(78)	(1)

Total comprehensive income (loss)	$205	$(1,090)

See accompanying notes to combined financial statements.

F-4

 RIO BRAVO OILFIELD SERVICES, INC.

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

Years Ended December 31, 2014 and 2013

(USD in thousands)

	Paid in capital, par value	Paid in capital, paid in excess of par	Accumulated deficit	Accumulated other comprehensive loss	Total stockholders' deficit
Balances at January 1, 2013	$1	$4	$(658)	$(10)	$(663)

Owner distributions	—	—	(20)	—	(20)
Foreign currency translation	—	—	—	(1)	(1)
Net loss	—	—	(1,089)	—	(1,089)

Balances at December 31, 2013	1	4	(1,767)	(11)	(1,773)

Owner distributions	—	—	(107)	—	(107)
Foreign currency translation	—	—	—	(78)	(78)
Net income	—	—	283	—	283

Balances at December 31, 2014	$1	$4	$(1,591)	$(89)	$(1,675)

See accompanying notes to combined financial statements.

F-5

RIO BRAVO OILFIELD SERVICES, INC.

COMBINED STATEMENTS OF CASH FLOWS

(USD in thousands)

	Years Ended December 31,
	2014	2013
Operating Activities
Net income (loss)	$283	$(1,089)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	76	27
(Gain) loss on change in fair value of
foreign exchange forward contracts	18	(18)

Changes in operating assets and liabilities:
Accounts receivable, net	(505)	(58)
Inventories, net	(3,548)	(1,255)
Prepaid expenses and other current assets	396	(944)
Accounts payable	1,325	(67)
Advance payments and deposits	(4)	(155)
Accrued personnel costs	109	12
Customer advance payments	(425)	6,705
Accrued taxes, warranties and other expenses	21	—
Cash provided by (used in) operating activities	(2,254)	3,158
Investing Activities
Purchases of property and equipment	(189)	(258)
Net cash used in investing activities	(189)	(258)

Financing Activities
Proceeds from bank lines of credit	—	9
Payments on bank lines of credit	(15)	(222)
Proceeds from notes payable to related parties	185	212
Payments on notes payable to related parties	—	(384)
Proceeds from long-term debt	—	118
Payments on long-term debt	(21)	(3)
Owner distributions paid	(107)	(20)
Net cash provided by (used in) financing activities	42	(290)
Effect of exchange rates on cash and cash equivalents	(78)	(1)

Net increase (decrease) in cash and cash equivalents	(2,479)	2,609
Cash and cash equivalents at the beginning of the year	2,659	50

Cash and cash equivalents at the end of the year	$180	$2,659

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest	$25	$46

Cash paid during year for taxes	$145	$65

See accompanying notes to combined financial statements.

F-6

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013

(USD in thousands, except per share amounts and employee benefit data)

A. Nature of Business

Rio Bravo Oilfield Services, Inc. (“Rio Bravo”) is a subchapter S corporation incorporated in Texas. Rio Bravo Tank De Mexico SA de CV (“Rio Bravo Tank”) is a Mexican corporation. Both of these entities are owned by the same group and collectively are referred to as “Rio Bravo Oilfield Services” or the “Company”. The Company is in the business of designing and manufacturing tanks used in oil and gas production. Production is performed in Saltillo, Mexico while sales and general management of the Company occurs in Houston, Texas.

The Company cannot be certain that its existing sources of cash will be adequate to meet its liquidity requirements. However, management has implemented plans to improve liquidity. Management plans to obtain funding through equity, debt, or other securities offerings. There can be no assurance that the capital raising efforts will be successful or that results of operations will materially improve in either the short-term or long-term. Accordingly, the Company may be unable to meet its obligations as they become due. As a result of these and other factors, there is substantial doubt about the Company’s ability to continue as a going concern.

A fundamental principle of the preparation of financial statements in accordance with generally accepted accounting principles (“GAAP”) is the assumption that an entity will continue in existence as a going concern, which contemplates continuity of operations and the realization of assets and settlement of liabilities occurring in the ordinary course of business. However, this principle is applicable to all entities except for entities in liquidation or entities for which liquidation appears imminent. The Company’s combined financial statements have been prepared on a going concern basis and do not reflect any adjustments that might specifically result from the outcome of this uncertainty.

B. Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting

The accounts are maintained and the combined financial statements have been prepared using the accrual basis of accounting in accordance with GAAP.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Principles of Combination

The financial statements of the Company are combined as each entity is owned beneficially by the same owners. All intercompany balances and transactions have been eliminated.

F-7

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013 (continued)

B. Summary of Significant Accounting Policies – continued

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. At December 31, 2014 and 2013, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings, and a credit to a valuation allowance, based on its assessment of the current status of individual accounts. Balances still outstanding, after management has used reasonable collection efforts, are written off through a charge to the valuation allowance and a credit to accounts receivable. At December 31, 2014 and 2013, there was no allowance for uncollectible accounts.

Inventories

The Company values its inventory at the lower of cost or market using the first-in first-out (“FIFO”) cost flow assumption. Inventories include factory overhead that is applied on the basis of labor costs and manufacturing expenses incurred.

Property and Equipment

Property and equipment are carried at cost. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining lives of the respective leases or the service lives of the improvements. Depreciation is provided on the straight-line method over the assets’ estimated service lives as follows:

Machinery and equipment	5 - 7 years
Computer and software	3 - 5 years
Vehicles	5 years
Furniture and fixtures	5 - 7 years
Office equipment	5 - 7 years

Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying combined statement of income of the respective period.

Depreciation expense for the year ended December 31, 2014 and 2013, was $76 and $27, respectively.

F-8

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013 (continued)

B. Summary of Significant Accounting Policies – continued

Long-lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows that the assets are expected to generate. If long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value and is recorded in the period the determination was made. Based upon management’s assessment, there was no impairment of long-lived assets at December 31, 2014 and December 31, 2013.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. Generally, revenue is considered realized or realizable and earned when we have persuasive evidence of an arrangement, delivery of the standalone product or service element of a contract has occurred, the sales price is fixed or determinable and collectability of the revenue is reasonably assured. Delivery occurs when the standalone individually priced products have shipped or standalone individually priced services have been provided to the customer, risk of loss has transferred to the client, and no future performance obligations related to the delivered product or service exist.

When a customer requests the company store equipment for the customer’s convenience (a “bill-and-hold” arrangement), revenue is recognized when title and risk of loss passes to the customer, the company has satisfied all of its performance obligations, the company has no future obligations to the customer related to the goods and services contract, and the customer executes a storage and handling contract with the company. The storage and handling contract defines the segregated storage, care and custody of the inventory, and the associated fees for those services.

Warranties

A product warranty liability is maintained for the estimated cost of known product warranty issues when the Company is notified of a warranty claim by the customer that the Company considers to be a probable liability. Based on historical experience of warranty claims related to equipment shipped, no general warranty liability is established at the time of revenue recognition. The sufficiency of the warranty liability is evaluated periodically and adjusted as required. Accrued warranties were $8 and $8 in 2014 and 2013, respectively.

Taxes Collected from Customers

In the course of doing business, the Company collects taxes from customers, including but not limited to sales taxes. It is the Company’s policy to record these taxes on a net basis in the Combined Statement of Operations; therefore, the Company does not include taxes collected as a component of net sales of products.

Shipping and Handling Costs

The Company includes costs of shipping and handling billed to customers in revenue, and the related expense of shipping and handling costs is included in cost of products sold within the statement of Combined Statements of Operations.

F-9

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013 (continued)

B. Summary of Significant Accounting Policies - continued

Fair Value of Financial Instruments

The estimated fair value of accounts receivable, accounts payable, accrued expenses, and customer deposits approximate the carrying amounts due to the relatively short maturity of these instruments. The carrying value of long-term debt and notes payable, related parties, also approximates fair value, given that these instruments bear market rates of interest. None of these instruments are held for trading purposes.

Income Taxes

Rio Bravo is a subchapter S corporation for U.S. tax purposes. Under the existing provisions of the Internal Revenue Code, an S corporation is exempt from U.S. federal income tax other than tax on certain capital gains and passive income. The income or loss of an S corporation is passed-through to the S corporation's shareholders who include their share of the corporation’s separately stated items of income, deduction, loss, and credit, and their share of non-separately stated income or loss. Accordingly, no provision for U.S. Federal income tax has been provided for in the accompanying combined financial statements for Rio Bravo Oilfield Services, Inc. Provisions for state and foreign income taxes are calculated on pretax earnings based on current tax law.

Rio Bravo Tank is incorporated in Mexico and pays taxes under Mexican tax law. Deferred income taxes are determined using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income taxes are measured using enacted tax rates expected to apply to taxable income in years in which such temporary differences are expected to be recovered or settled. The effect on deferred income taxes of a change in tax rates is recognized in the combined statement of operations of the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the financial statements. The tax position is measured as the largest amount of expense that is greater than fifty percent (50%) likely to be realized upon settlement. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the combined financial statements at December 31, 2014.

At December 31, 2014, tax returns filed in the United States related to fiscal years ended December 31, 2011 through December 31, 2013, remain open to possible examination by the tax authorities. At December 31, 2014, tax returns filed in Mexico and related to fiscal years ended December 31, 2008 through December 31, 2013, remain open to possible examination by the tax authorities. No tax returns are currently under examination by any tax authorities. The Company did not incur any penalties or interest related to its federal tax returns during the years ended December 31, 2014 and 2013.

Advertising Costs

The Company expenses advertising costs as they are incurred. Total advertising costs incurred were $44 and $52, for the years ended December 31, 2014 and 2013, respectively.

F-10

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013 (continued)

B. Summary of Significant Accounting Policies - continued

Foreign Currency

As Rio Bravo Tank operates outside of the U.S., the Mexican Peso is considered the functional currency. Assets and liabilities of Rio Bravo Tank are translated to U.S. dollars at period end exchange rates. Revenue and expense amounts are translated to U.S. dollars using average exchange rates prevailing during the period. The adjustment resulting from translating the financial statements of Rio Bravo Tank to U.S. dollars is reflected as a cumulative translation adjustment and reported separately in the Combined Statements of Changes in Other Comprehensive Income (Loss).

Foreign currency transaction gains and losses related to short-term intercompany loans are recorded in the Combined Statements of Operations as incurred as other income and (expense).

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income and other comprehensive income (loss). Other comprehensive income (loss) consists only of the cumulative impact of foreign currency translation adjustments resulting from translating the financial statements of Rio Bravo Tank to U.S. dollars.

Derivative Financial Instruments

The Company uses foreign exchange forward contracts to hedge against changes in foreign exchange rates, as opposed to their use for trading purposes. Derivatives are recorded at fair value. The fair value of forward contracts is determined based on the difference between the derivatives fixed contract price and the underlying market price at the determination date and is confirmed by counterparts to the derivative. Unrealized gains and losses are recognized through the Combined Statement of Operations. During 2013 the Company entered into foreign currency forward contracts to hedge against changes in foreign exchange rates. At December 31, 2013, the fair value of the forward contracts was $18. The contracts expired during the year ended December 31, 2014, and no forward contracts were outstanding as of December 31, 2014.

New Accounting Standards

The Company is currently evaluating new pronouncements contained within the following Accounting Standards Updates (“ASU”) to determine the impact they may have on the combined financial statements.

ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”): This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, with early application not permitted. Companies may use either a full retrospective or a modified retrospective approach to adopt this ASU and the Company is currently evaluating which transition approach to use. Adoption of this pronouncement could impact the manner in which the Company recognizes revenues on contracts where it receives non-refundable progress payments. Currently the company recognizes revenue when delivery of a standalone product or service element of a contract has occurred. Adoption of this pronouncement may require the Company recognize revenue on contracts with non-refundable progress billings for custom designed and engineered equipment over time based on progress of the contracts or at the point in time the Company becomes entitled to payment for progress to date when contracts are terminated or change orders are executed and all other revenue recognition requirements are satisfied.

F-11

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013 (continued)

B. Summary of Significant Accounting Policies - continued

ASU 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in ASU 2014-15 are intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Adoption of this pronouncement is not expected to have a material impact on the Company’s combined financial statements.

ASU 2015-11 Inventory (Topic 330): Simplifying the Measurement of Inventory Effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The amendments in ASU 2015-11 require an entity to measure in scope inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. Adoption of this pronouncement is not expected to have a material impact on the Company’s combined financial statements.

C. Inventories

Inventories consisted of the following at December 31:

(USD in thousands)	2014	2013
Work-in-process	$2,456	$656
Purchased equipment and accessories	2,595	334
Raw Materials	—	588
Finished Goods	75	—
Total inventories	$5,126	$1,578

D. Prepaid Expenses and Other Assets

Prepaid expenses and other current assets consisted of the following at December 31:

(USD in thousands)	2014	2013
Prepaid taxes	$629	$173
Prepaid commissions	275	275
Prepaid interest	1	1
Deposits to suppliers	—	843
Prepaid expenses	38	47
Total prepaid and other assets	$943	$1,339

F-12

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013 (continued)

E. Property and Equipment

Property and equipment consisted of the following at December 31:

(USD in thousands)	2014	2013
Machinery and equipment	$260	$174
Computer and software	151	123
Vehicles	65	64
Land	50	—
Leasehold improvements	27	4
Furniture and fixtures	2	1
	555	366
Less accumulated depreciation	(114)	(38)
Property and equipment, net	$441	$328

F. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a three-tier hierarchy that is used to identify assets and liabilities measured at fair value. The hierarchy focuses on the inputs used to measure fair value and requires that the lowest level input be used. The three levels defined are as follows:

•	Level 1 — observable inputs that are based upon quoted market prices for identical assets or liabilities within active markets.
•	Level 2 — observable inputs other than Level 1 that are based upon quoted market prices for similar assets or liabilities, based upon quoted prices within inactive markets, or inputs other than quoted market prices that are observable through market data for substantially the full term of the asset or liability.
•	Level 3 — inputs that are unobservable for the particular asset or liability due to little or no market activity and are significant to the fair value of the asset or liability. These inputs reflect assumptions that market participants would use when valuing the particular asset or liability.

The Company has foreign exchange forward contracts that are measured at fair value on a recurring basis using inputs that are observable or that can be corroborated by observable market data and, therefore, is classified within Level 2 of the valuation hierarchy at December 31, 2013. There were no forward contracts outstanding as of December 31, 2014.

G. Lines of Credit

The Company has line of credit arrangements for short-term debt with two banks, under which the Company may borrow up to $150 as of December 31, 2014 and 2013. At December 31, 2014 and 2013, the unused portion of the credit lines was $29 and $14.

F-13

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013 (continued)

G. Lines of Credit - continued

Lines-of-credit consisted of the following at December 31:

(USD in thousands)	2014	2013
Line of credit to a bank due on demand of lender. Interest payments are due monthly. Annual interest rate is variable based on the Daily Period Rate and was 12.5% at December 31, 2014 and 2013, unsecured.	$39	$43

Line of credit to a bank due on demand of lender. Interest payments are due monthly. Annual interest rate is variable based on the Daily Period Rate and was 5.25% at December 31, 2014 and 2013, unsecured.	82	93
Total lines-of-credit	$121	$136

H. Long-term Debt

Long-term debt consisted of the following at December 31:

(USD in thousands)	2014	2013
Note due to a bank due October 2018. Annual interest of 6.07% with payments due monthly. The note is not collateralized.	$60	$72

Vehicle financing note due December 2018. Annual interest of 6.29% with payments due monthly. Collateralized by vehicle.	33	42
Total debt	93	114
Less current portion	21	22
Total long-term debt	$72	$92

Future maturities on long-term debt during each of the next five years as of December 31, 2014, are as follows:

(USD in thousands)
2015	$21
2016	25
2017	25
2018	22
2019	—
Total debt maturing	$93

I. Notes Payable to Related Parties

During the normal course of business the Company has received multiple loans from its owners. These loans have no formal agreements and lack specific repayment terms. Interest rates paid on these loans are 6%. Total outstanding principal balances for these loans as of December 31, 2014 and 2013, were $185 and $0, respectively. Total interest expense recognized for these loans for the years ended December 31, 2014 and 2013, were $4 and $12 respectively.

F-14

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013 (continued)

J. Derivative Instruments

During 2013 the Company entered into foreign currency forward contracts to hedge against changes in foreign exchange rates. Accordingly, the Company considers the forward contracts to be a derivative and, as a result, the fair value of the derivative is marked to fair value each reporting period and at December 31, 2013, is included as a derivative asset on the accompanying Combined Balance Sheets. At December 31, 2013, the fair value of the forward contracts was $18. The contracts expired during the year ended December 31, 2014, and no forward contracts were outstanding as of December 31, 2014. Changes in fair value of the forward contracts are included as a separate line item within other income (expense) in the accompanying Combined Statements of Operations.

K. Customer Advance Payments

Customer advance payments consist of amounts received from customers relating to the sales of new tanks. The Company receives these funds and recognizes them as a liability until the revenue can be recognized. Customer advance payments received as consideration from the customer for custom designed and fabricated products are nonrefundable. As of December 31, 2014 and 2013, the Company held advance payments from customers of $6,892 and $7,317, respectively, for orders of new custom designed tanks that the Company is obligated to fabricate, assemble, and deliver.

L. Income Taxes

Income tax expense for the years presented differs from the “expected” federal income tax expense computed by applying the U.S. federal statutory rate to earnings before income taxes for the years ended December 31 as a result of the following:

(USD in thousands)	2014	2013
Computed expected tax benefit	$144	$(330)
Permanent differences	19	121
Foreign authority effect	(58)	291
Change in valuation allowance	35	38
Total income tax expense (benefit)	$140	$120

The significant components of the Company’s deferred tax assets and liabilities at December 31 are as follows:

(USD in thousands)	2014	2013
Deferred revenue	$76	$41
Valuation allowance	(76)	(41)
Net deferred tax assets (liabilities)	$—	$—

The Company established a valuation allowance to fully reserve the net deferred tax asset at December 31, 2014 and 2013, due to the uncertainty of the timing and amounts of future taxable income.

M. Employee Benefit Plan

The Company sponsors a 401(k) retirement plan (the “Plan”). Employees may make annual contributions to the Plan up to the maximum contribution amount allowed under current Internal Revenue Service guidelines. The Company, at its discretion, will also make contributions to the Plan for all employees with 1,000 hours of service and who were employed at the end of the year. The Company’s contribution to the Plan was $14 and $18 for the years ended December 31, 2014 and 2013, respectively.

F-15

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013 (continued)

N. Commitments and Contingencies

The Company leases certain office space and production facilities under non-cancelable operating leases that expire in various years through 2019. Future minimum payments under non-cancelable operating leases with initial terms of one year or more consisted of the following at December 31, 2014:

(USD in thousands)
2015	$190
2016	86
2017	90
2018	93
2019	8
Total minimum lease payments	$467

Total rental expense for office space and production facilities was $469 and $340 in 2014 and 2013, respectively. Rent expense is reported within cost of products sold, $364 and $270 in 2014 and 2013, respectively, and Selling, general, and administrative expenses, $105 and $70 in 2014 and 2013, respectively. When the Company enters into an operating lease that contains a period where there are free or reduced rents, or rent increases throughout the lease term, the Company recognizes rent expense on a straight-line basis over the term of the lease.

The Company leases certain production equipment under non-cancelable operating leases that expire in various years through 2019. Future minimum payments under non-cancelable operating leases with initial terms of one year or more consisted of the following at December 31, 2014:

(USD in thousands)
2015	$38
2016	29
2017	—
2018	—
2019	—
Total minimum lease payments	$67

Total rental expense for production equipment was $58 and $9 in 2014 and 2013, respectively, and is included within cost of products sold. When the Company enters into an operating lease that contains a period where there are free or reduced rents, or rent increases throughout the lease term, then the Company recognizes rent expense on a straight-line basis over the term of the lease.

Litigation

The Company is subject to legal proceedings and claims that arise in the ordinary course of operations. As of December 31, 2014 and 2013, the Company has no known material legal contingencies.

F-16

RIO BRAVO OILFIELD SERVICES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2014 and 2013 (continued)

N. Commitments and Contingencies - continued

Other Customer Contract matters

The Company received a purchase order valued at $11,614 for the sale of custom designed, fabricated, assembled and tested tanks and accessories from Rotary Oilfield Drilling Equip. Inc. in August 2013. The Company received $5,630 in customer advance payments, which it recorded as a liability within the Combined Balance Sheets. Customer advance payments related to this contract amounted to $5,048 on December 31, 2014 and $5,630 on December 31, 2013. The Company recognized $646 of product sales for the year ended December 31, 2014 within the Combined Statements of Operations.

The Company notified Rotary Oilfield Drilling Equip. Inc. in writing on October 31, 2014 of its material breach of the terms of the purchase order. The Company will evaluate this liability and the associated unrecognized revenue periodically until such time as the requirements for revenue recognition and satisfaction of its performance obligations are met. This matter is not currently in litigation or subject to any other legal proceedings, and Rotary Oilfield Drilling Equip. Inc. has not asserted any claim against the Company.

O. Concentrations

During the years ended December 31, 2014 and 2013, two major customers accounted for approximately 75.7% and three major customers accounted for approximately 86.7% of the Company’s accounts receivable balance, respectively.

For the year ended December 31, 2014, two customers accounted for approximately 86.4% of net sales. For the year ended December 31, 2013, three customers accounted for over 78.2% of net sales. The loss of any of these relationships could have a significant adverse impact on the combined operating results of the Company.

P. Subsequent Events

In preparing the combined financial statements, the Company has evaluated all subsequent events and transactions for potential recognition or disclosure through the date the combined financial statements were available for issuance.

On May 20, 2015, Novamex Energy Inc., a Nevada corporation, entered into and consummated a merger transaction (the “Merger”) where Rio Bravo became a wholly-owned subsidiary of Novamex Energy Inc.

Prior to the Merger, on May 19, 2015, Rio Bravo acquired 100% of the outstanding capital stock of Rio Bravo Tank de Mexico SA de CV, a Mexican company, which became a wholly-owned subsidiary of Rio Bravo prior to the Merger, and remained such after consummation of the Merger.

Prior to the Merger, Novamex Energy Inc. was a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. The Merger resulted in a “reverse merger” rather than a business combination. Accordingly, Rio Bravo is deemed to be the accounting acquirer. Therefore, future period consolidated financial statements of Novamex, for results of operations and assets and liabilities for periods after May 20, 2015, will represent the historical assets and liabilities and results of operations of Rio Bravo and its wholly owned subsidiary, without recording any step-up in assets, goodwill, or other intangible assets, consolidated with the assets and liabilities of Novamex Energy Inc., measured at fair value on May 20, 2015. Reporting of historical consolidated financial statements of Novamex, for comparison presentation of periods prior to the May 20, 2015 Merger, will represent the historical assets and liabilities and results of operations of only Rio Bravo and its wholly owned subsidiary, without consolidating any historical results of operations, or assets and liabilities of Novamex Energy Inc., which were previously reported under its shell company status.

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